UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 28, 2012

HOMETRUST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (828) 259-3939

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 28, 2012, the Board of Directors of HomeTrust Bancshares, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, adopted the HomeTrust Bancshares, Inc. Strategic Operating Committee Incentive Plan (the “Plan”).  Under the Plan, beginning with the fiscal year ending June 30, 2013, each member of the Company’s strategic operating committee (comprised of the Company’s executive officers), will be eligible to earn an annual cash bonus ranging from 50% to 150% of his or her targeted incentive award opportunity based upon the extent to which certain weighted performance goals have been achieved relative to a targeted level of performance.  An executive officer will receive a payout of 50% of his or her targeted incentive award opportunity if actual performance under all performance goals is at the threshold (minimum) level of performance, 100% of his or her targeted incentive award opportunity if actual performance under all performance goals is at the targeted level of performance, and 150% of his or her targeted incentive award opportunity if actual performance under all performance goals is at or above the stretch (maximum) level of performance.

For fiscal 2013, the targeted incentive award opportunities under the Plan for the Company’s named executive officers are as follows: F. Edward Broadwell, Jr., Chairman and Chief Executive Officer, 55% of annual base salary; Dana L. Stonestreet, President and Chief Operating Officer, 55% of annual base salary; Tony J. VunCannon, Senior Vice President and Chief Financial Officer, 30% of annual base salary; Charles I. Abbitt, Jr., Senior Vice President and Chief Credit Officer, 30% of annual base salary; and Howard L. Sellinger, 30% of annual base salary.  For Messrs. Broadwell and Stonestreet, the Plan performance measures and weightings are as follows: net income (40% weighting); return on assets compared to peers (40% weighting); and subjective assessment of Company performance by the Compensation Committee (20% weighting).  For each of the other executive officers, the performance measures and weightings are as follows: net income (24% weighting); return on assets compared to peers (24% weighting); subjective assessment of Company performance by the Compensation Committee (12% weighting); and team/individual goals (40% weighting).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: September 7, 2012	By:	/s/ Dana L. Stonestreet
Dana L. Stonestreet
President and Chief Operating Officer